As filed with the Securities and Exchange Commission on December 16, 2005

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 15, 2005

Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	87-0505222
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5555 Business Park South, Suite 200
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number: 661-864-0500

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Director and Officer

Resignation of Director Harold J. Noyes

On December 15, 2005, Harold J. Noyes resigned from the Board of Directors of Tri-Valley Corporation and its wholly owned subsidiary, Select Resources Corporation, Inc., for family reasons. He also resigned as president and director of Select Resources and director of Select's 50% subsidiary, Tri-Western Resources, LLC. Mr. Noyes joined the Tri-Valley board in 2002 and has served as president of Select Resources since its inception in early 2005. He also served on Tri-Valley's compensation committee. Mr. Noyes has agreed to continue to serve as a consultant to Select Resources, subsequent to his resignation.

In departing from his current relationship with Tri-Valley, Select Resources and Tri-Western Resources, Mr. Noyes expressed no disagreement with Tri-Valley or its affiliates on any matter relating to their operations, policies or practices.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2005	TRI-VALLEY CORPORATION /s/ F. Lynn Blystone
F. Lynn Blystone, President and Chief Executive Officer